EXHIBIT 23.1
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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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The Board of Trustees
AMLI Residential Properties Trust:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and 333-
08815) and on Form S-3 (Nos. 333-83923, 333-74300, 333-70076, 333-65503,
333-57327, 333-24433, 333-08819, 33-93120, 33-89508, and 333-110669) of
AMLI Residential Properties Trust of our reports dated March 9, 2005, with respect to the consolidated balance sheets of AMLI Residential Properties Trust as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of AMLI Residential Properties Trust.






                                        /s/ KPMG LLP


Chicago, Illinois
March 11, 2005